UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                                         WORLD MONITOR TRUST III -- SERIES G
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                               (Exact name of registrant as specified in its charter)

Delaware                                                                        20-1697966
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(State of incorporation or organization)                                (I.R.S. Employer Identification No.)

c/o Preferred Investment
Solutions Corp.
51 Weaver Street
Building One South, 2nd Floor
Greenwich, Connecticut                                                                    06831
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         (Address of principal executive offices)                                       (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                   Title of each class                                     Name of each exchange on which
                   to be so registered                                     each class is to be registered

                     Not Applicable                                                Not Applicable
---------------------------------------------------------  -----------------------------------------------------------

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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box. /_/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box. /X/

Securities Act registration statement file number to which this form relates:
333-119612 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:


                Series G Units of Beneficial Interest, Class I
------------------------------------------------------------------------------
                               (Title of class)

                Series G Units of Beneficial Interest, Class II
------------------------------------------------------------------------------
                               (Title of class)


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Item 1.  Description of Registrant's Securities to be Registered.

     The description of securities to be registered contained in Registrant's
Registration Statement on Form S-1, as amended, filed with the commission
(File No. 333-119612) is incorporated by reference into this registration statement.

Item 2.  Exhibits.

     The information required by this item is incorporated by reference to the exhibits to the registration statements previously filed as follows:

Exhibit Number      Description of Document
--------------      -----------------------

1.1                 Form of Selling Agreement*

4.1                 Amended and Restated Declaration of Trust and Trust
                    Agreement of the Registrant**

                         Form of Request for Redemption (annexed to Exhibit A)
                         Form of Exchange Request for Class I Units of
                         Beneficial Ownership (annexed to Exhibit A)
                         Form of Exchange Request for Class II Units of
                         Beneficial Ownership (annexed to Exhibit A)

4.2                 Subscription Requirements (annexed to the Prospectus as
                    Exhibit B)**

4.3 Subscription Instructions, Form of Subscription Agreement and Power of Attorney (annexed to the Prospectus as Exhibit C)**

4.4                 Form of Privacy Notice (annexed to the Prospectus as
                    Exhibit D)**

10.1                Form of Subscription Escrow Agreement*

10.2                Form of Advisory Agreement among WMT III Series G/J
                    Trading Vehicle LLC, Preferred Investment Solutions Corp.
                    (the "Managing Owner") and Graham Capital Management,
                    L.P.*

10.3                Form of Advisory Agreement among WMT III Series H/J
                    Trading Vehicle LLC, the Managing Owner and Bridgewater
                    Associates, Inc.*

10.4                Form of Advisory Agreement among WMT III Series I/J
                    Trading Vehicle LLC, the Managing Owner and Eagle Trading
                    Systems Inc.*

10.5                Form of Customer Agreement between the World Monitor Trust
                    III and UBS Securities LLC*


     *Previously filed as an exhibit to Pre-Effective Amendment No. 2 to Form
S-1 on March 14, 2005 and incorporated herein by reference.

     **Previously filed as an exhibit to Pre-Effective Amendment No. 3 to Form
S-1 on March 29, 2005 and incorporated herein by reference.


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                                  SIGNATURES

     Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the Managing Owner of the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The County of Fairfield in the State of Connecticut on the 5th day of December, 2005.

                                    WORLD MONITOR TRUST III - SERIES G


                                    By: Preferred Investment Solutions Corp.

                                        Managing Owner


                                    By: /s/ KENNETH A. SHEWER
                                        ---------------------------
                                        Kenneth A. Shewer
                                        Co-Chief Executive Officer


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